UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant

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Filed by a Party other than the Registrant

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Check the appropriate box:

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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Under Rule 14a-12

Kinder Morgan, Inc.

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(Name of Registrant as Specified In Its Charter)

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Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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No fee required.

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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)

Title of each class of securities to which transaction applies:

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(2)

Aggregate number of securities to which transaction applies:

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(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)

Proposed maximum aggregate value of transaction:

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(5)

Total fee paid:

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Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)

Amount Previously Paid:

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(2)

Form, Schedule or Registration Statement No.:

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(3)

Filing Party:

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(4)

Date Filed:

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The following is the text of a communication to be sent

in connection with the Merger by the

Human Resources Department to

All U.S. Employees regarding the

Kinder Morgan, Inc. Employees Stock Purchase Plan (ESPP)

October 19, 2006

At the time the Kinder Morgan merger (privatization) occurs, each ESPP participant will receive a refund of his/her payroll deductions contributed during the quarter in which the merger closes. Each employee eligible to participate in the ESPP may continue to participate in quarterly purchases until that time. Participants may choose to change or suspend payroll deductions at any time.

Example #1:  The merger closes on December 1, 2006. Each ESPP participant will receive a refund of his/her ESPP payroll deductions made to-date during the 4th quarter, 2006.

Example #2:  The merger closes on February 18, 2007. Each ESPP participant will receive a refund of his/her ESPP payroll deductions made to-date during the 1st quarter, 2007. However, ESPP participants will participate in the 4th quarter 2006 purchase.

Under the terms of the merger agreement, Kinder Morgan shareholders will receive cash for each share of Kinder Morgan stock they hold. With respect to shares you purchased under the ESPP, you will recognize as ordinary income at the time of the merger the lesser of: (1) the amount by which the fair market value of the shares at the time you purchased them exceeded the price at which you purchased the shares, or (2) the amount by which the merger consideration exceeds the price at which you purchased the shares. Any gain resulting from the merger in excess of the amount recognized as ordinary income is a capital gain. This discussion is included for general information purposes only and is not intended to be a complete explanation of all tax consequences of participating in the ESPP or the effect of the merger. You should consult your own tax advisor as to the particular tax consequences to you, including the application of federal, state and local tax laws. Please also be aware that the closing dates in the examples above are for illustrative purposes only, and are not predictions of when the merger might actually close.

If you have questions and/or need additional information, please contact your H.R. representative.

Important Additional Information Regarding the Merger will be Filed with the SEC.

In connection with the proposed merger, Kinder Morgan, Inc. (the “Company”) has filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of the definitive proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s security holders and other interested parties will also be able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Investor Relations, Kinder Morgan, Inc., 500 Dallas Street, Suite 1000, Houston, Texas 77002, telephone (713) 369-9490, or from the Company’s website, http://www.kindermorgan.com.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2006 Annual Meeting of Shareholders, which was filed with the SEC on April 3, 2006. Shareholders and investors may obtain additional information regarding the interests of the Company and its directors and executive officers in the merger, which may be different than those of the Company’s shareholders generally, by reading the definitive proxy statement and other relevant documents regarding the merger, which will be filed with the SEC.